EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock of WalkMe Ltd. and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf this 13th day of February 2024.

SCALE VENTURE MANAGEMENT IV, LLC		SCALE MANAGEMENT, LLC

By:	/s/ Rory O’Driscoll	By:	/s/ Rory O’Driscoll
	Name: Rory O’Driscoll		Name: Rory O’Driscoll
	Title: Manager		Title: Managing Member

By:	/s/ Rory O’Driscoll	By:	/s/ Andrew Vitus
	Name: Rory O’Driscoll		Name: Andrew Vitus

By:	/s/ Ariel Tseitlin	By:	/s/ Stacey Bishop
	Name: Ariel Tseitlin		Name: Stacey Bishop

By:	/s/ Alexander Niehenke
Name: Alexander Niehenke